EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated May 17, 2010 in the Amendment No. 1 to the Registration Statement (File No. 333-165764) and related Prospectus of Claymore Securities Defined Portfolios, Series 684.


                                                          /s/ Grant Thornton LLP
                                                              ------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
May 17, 2010